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                                  EXHIBIT (9)
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                        OPINION AND CONSENT OF COUNSEL
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            [LETTERHEAD OF PFL LIFE INSURANCE COMPANY APPEARS HERE]


July 24, 1998



PFL Life Insurance Company
4333 Edgewood Road N.E.
Cedar Rapids, Iowa  52499-0001

Dear Sir/Madam:

With reference to the Registration Statement on Form N-4 by PFL Life Insurance Company and PFL Retirement Builder Variable Annuity Account with the Securities and Exchange Commission covering immediate variable annuity contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. PFL Life Insurance Company is duly organized and validly existing under the laws of the State of Iowa and has been duly authorized to issue immediate variable annuity contracts by the Department of Insurance of the State of Iowa.

2. PFL Retirement Builder Variable Annuity Account is a duly authorized and existing separate account established pursuant to the provisions of Section 508A.1 of the Iowa Insurance Code.

3. The Immediate Variable Annuity Contracts, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of PFL Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to said N-4 Registration Statement.

Very truly yours,

PFL LIFE INSURANCE COMPANY

/s/  Frank A. Camp

Frank A. Camp
Division General Counsel
Financial Markets Division


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